Exhibit 99.1

NEWS RELEASE For Immediate Release September 8, 2016	Investor Contact: Michael Neese Vice President, Investor Relations 804.287-8126 michael.neese@pfgc.com	12500 West Creek Parkway Richmond, VA 23238 Media Contact: Joe Vagi Manager, Corporate Communications 804.839.4995 joe.vagi@pfgc.com

Performance Food Group Company Will Participate in the

Barclays 2016 Global Consumer Staples Conference

RICHMOND, Va. – Performance Food Group Company (PFG) (NYSE: PFGC) will participate today in the Barclays Global Consumer Staples Conference in Boston, Mass. George Holm, President and Chief Executive Officer of PFG, and Bob Evans, PFG Chief Financial Officer, will highlight the strengths of PFG’s diverse business model, its strong and consistent track record of growth and strategies to create long-term value for shareholders.

For fiscal 2017, PFG reaffirms Adjusted EBITDA growth to be in a range of 7% to 10% on a 52 week to 52 week basis and 5% to 8% on a 52 week to 53 week basis versus a comparable 53 week fiscal 2016 Adjusted EBITDA of $366.6 million. The 53rd week fell in the fourth quarter of fiscal 2016. The Company expects that 7% to 10% Adjusted EBITDA growth for fiscal 2017 will reflect first half growth in the low-to-mid-single digit range. First half fiscal 2017 growth is expected to reflect tough comparisons versus the first half of fiscal 2016 and planned investments in Customized and Vistar. Second half fiscal 2017 growth is expected in the mid-single to low double-digit range versus the second half of fiscal 2016 that excludes the extra week.

PFG reaffirms fiscal 2017 Adjusted Diluted EPS to grow in a range of 31% to 36% to $1.27 to $1.32 on a 52 week to 52 week basis versus a comparable Fiscal 2016 Adjusted Diluted EPS of $0.97. PFG also reaffirms fiscal 2017 Adjusted Diluted EPS to grow in the range of 27% to 32% to $1.27 to $1.32 on a 52 week to 53 week basis versus a comparable 53 week fiscal 2016 Adjusted Diluted EPS of $1.00.

PFG’s Adjusted EBITDA and Adjusted Diluted EPS outlook excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, but are not limited to, loss on early extinguishment of debt, restructuring charges, certain tax items, and charges associated with non-recurring professional and legal fees associated with acquisitions. PFG’s management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported Net income because these items, which could be significant, are difficult to predict and may be highly variable. As a result, PFG does not provide a reconciliation to the closest corresponding GAAP financial measures for its Adjusted EBITDA and Adjusted Diluted EPS outlook. Please see the “Forward-Looking Statements” section of this release for a discussion of certain risks to PFG’s outlook.

The live webcast and slide presentation will both be available on www.pfgc.com.

About Performance Food Group Company

Through its family of leading foodservice distributors – Performance Foodservice, Vistar, and PFG Customized – Performance Food Group Company (PFG) markets and distributes approximately 150,000 food and food-related products from 71 distribution centers to over 150,000 customer locations across the United States. PFG’s 13,000+ associates serve a diverse mix of customers, from independent and chain restaurants to schools, business and industry locations, hospitals, vending distributors, office coffee service distributors, big box retailers, and theaters. The company sources its products from more than 5,000 suppliers and serves as an important partner to its suppliers by providing them access to the company’s broad customer base. For more information, visit www.pfgc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to PFG’s expectations regarding the performance of PFG’s business, financial results, liquidity and capital resources and other non-historical statements, including the statements relating to PFG’s fiscal 2017 Adjusted EBITDA outlook. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties. The following factors, in addition to those discussed under the section entitled “Risk Factors” in PFG’s Annual Report on Form 10-K for the fiscal year ended July 2, 2016 filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in PFG’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, could cause actual future results to differ materially from those expressed in any forward-looking statements:

•	competition in PFG’s industry is intense, and PFG may not be able to compete successfully;

•	PFG operates in a low margin industry, which could increase the volatility of PFG’s results of operations;

•	PFG may not realize anticipated benefits from its operating cost reduction and productivity improvement efforts, including its Winning Together program;

•	PFG’s profitability is directly affected by cost inflation or deflation and other factors;

•	PFG does not have long-term contracts with certain of its customers;

•	group purchasing organizations may become more active in PFG’s industry and increase their efforts to add PFG’s customers as members of these organizations;

•	changes in eating habits of consumers;

•	extreme weather conditions;

•	PFG’s reliance on third-party suppliers;

•	labor relations and cost risks and availability of qualified labor;

•	volatility of fuel and other transportation costs;

•	inability to adjust cost structure where one or more of PFG’s competitors successfully implement lower costs;

•	PFG may be unable to increase its sales in the highest margin portion of its business;

•	changes in pricing practices of PFG’s suppliers;

•	risks relating to any future acquisitions;

•	environmental, health, and safety costs;

•	PFG’s reliance on technology and risks associated with disruption or delay in implementation of new technology;

•	product liability claims relating to the products PFG distributes and other litigation;

•	negative media exposure and other events that damage PFG’s reputation;

•	anticipated multiemployer pension related liabilities and contributions to PFG’s multiemployer pension plan;

•	impact of uncollectibility of accounts receivable;

•	difficult economic conditions affecting consumer confidence; and

•	departure of key members of senior management.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in PFG’s filings with the SEC. Any forward-looking statement, including any contained herein, speaks only as of the time of this release and PFG does not undertake to update or revise them as more information becomes available or to disclose any facts, events, or circumstances after the date of this release that may affect the accuracy of any forward-looking statement, except as required by law.

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